FORM N-SAR QUESTION 77
                            FOR PILGRIM MUTUAL FUNDS

77-M.

     On March 24, 2000, a special meeting of the shareholders of the Pilgrim High Yield Fund III (formerly Northstar High Yield Fund) was held. The shareholders approved the proposal to approve an Agreement and Plan of Reorganization of Pilgrim High Yield Fund III into the Pilgrim High Yield Fund II, a series of Pilgrim Mutual Funds. The results of the vote are outlined below:

                     Shares Voted Against
Shares Voted For        or Withheld         Broker Non-Vote     Shares Abstained
----------------        -----------         ---------------     ----------------

  12,977,413              171,887                  --               622,921

On March 24, 2000, a special meeting of the shareholders of the Pilgrim Income & Growth Fund, a series of Pilgrim Mayflower Trust (formerly Northstar Income & Growth Fund, a series of Northstar Trust) was held. The shareholders approved the proposal to approve an Agreement and Plan of Reorganization of the Pilgrim Income & Growth Fund into the Pilgrim Balanced Fund, a series of Pilgrim Mutual Funds. The results of the vote are outlined below:

                     Shares Voted Against
Shares Voted For        or Withheld         Broker Non-Vote     Shares Abstained
----------------        -----------         ---------------     ----------------

   5,116,669               60,104                  --               363,424

On March 24, 2000, a special meeting of the shareholders of the Pilgrim Balance Sheet Opportunities Fund (formerly Northstar Balance Sheet Opportunities Fund) was held. The shareholders approved the proposal to approve an Agreement and Plan of Reorganization of the Pilgrim Balance Sheet Opportunities Fund into the Pilgrim Balanced Fund, a series of Pilgrim Mutual Funds. The results of the vote are outlined below:

                     Shares Voted Against
Shares Voted For        or Withheld         Broker Non-Vote     Shares Abstained
----------------        -----------         ---------------     ----------------

  1,822,915                51,350                  --                98,749